                                                                      EXHIBIT 24

                               POWER OF ATTORNEY
                               -----------------

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation, which is about to file a Registration Statement on Form S-4 for the registration of up to $150,000,000 of 6 5/8% Senior Notes Due 2008 of Ashland Inc. with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitutes and appoints PAUL W. CHELLGREN, THOMAS L. FEAZELL and DAVID
L. HAUSRATH, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Registration Statement and the exhibits thereto and any and all other documents in connection therewith with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:  March 19, 1998


/s/ Paul W. Chellgren                                     /s/ Ralph E. Gomory
-----------------------------------------------           ----------------------------------------
Paul W. Chellgren, Chairman of the Board                  Ralph E. Gomory, Director
and Chief Executive Officer


/s/ J. Marvin Quin                                        /s/ Mannie L. Jackson
----------------------------------------------            -----------------------------------------
J. Marvin Quin, Senior Vice President                     Mannie L. Jackson, Director
and Chief Financial Officer


/s/ Kenneth L. Aulen                                      /s/ Patrick F. Noonan
-----------------------------------------------           ------------------------------------------
Kenneth L. Aulen, Administrative Vice President           Patrick F. Noonan, Director
Controller and Principal Accounting Officer


                                                          /s/ Jane C. Pfeiffer
-----------------------------------------------           ------------------------------------------
Samuel C. Butler, Director                                Jane C. Pfeiffer, Director



/s/ Frank C. Carlucci                                     /s/ Michael D. Rose
-----------------------------------------------           ------------------------------------------
Frank C. Carlucci, Director                               Michael D. Rose, Director



                                                          /s/ William L. Rouse Jr.
-----------------------------------------------           ------------------------------------------
James B. Farley, Director                                 William L. Rouse, Jr.


                                 ASHLAND INC.

                       Certificate of Assistant Secretary

        I, T. CODY WALES, an Assistant Secretary of Ashland Inc., a Commonwealth of Kentucky corporation (the "Corporation"), do hereby certify as follows:

        1. Attached hereto as Exhibit A is a true and correct copy of resolution duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on January 28, 1998; at such meeting a quorum was present and acting throughout; and such resolutions have not been amended or rescinded and are in full force and effect on the date hereof.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation on this 18th day of March, 1998.


                                         /s/ T. C. Wales
[SEAL]                                   -------------------------------
                                         T. C. Wales
                                         Assistant Secretary

                                 EXCERPT FROM

                        MINUTES OF DIRECTORS' MEETING

                                 ASHLAND INC.

                               January 28, 1998




               $200MM SENIOR and/or SUBORDINATED DEBT SECURITIES
               -------------------------------------------------

RESOLVED, that the Chairman of the Board, the President, the Executive
Vice President, any Senior or Administrative Vice President, any Vice President, the Treasurer or any Assistant Treasurer of the Corporation (the "Authorized Officers") be, and each of them is, hereby authorized, acting singly, to proceed with and to take all action necessary with respect to the issuance of senior and/or subordinated debt securities not to exceed U.S. $200,000,000 or its foreign currency equivalent in principal amount (the "Debt Securities"), such Debt Securities to be offered in public and/or private offerings, as registered or unregistered Debt Securities, and in one or more series in amounts, at prices and on terms to be determined at the time of sale;

RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized, acting singly, to approve (a) the amount, timing and the general terms of an offering or offerings of Debt Securities pursuant to the foregoing resolution; (b) all specific terms, conditions and provisions with respect to such Debt Securities, including, without limitation, title, interest rate, maturity, redemption features and sinking fund provisions, if any; (c) the selection of and arrangements with underwriters or agents; and (d) all other actions necessary or appropriate in order to complete such offering or offerings, including the need for the filing of a registration statement with the Securities and Exchange Commission, if required;

RESOLVED, that consistent with any action by the Authorized Officers with respect to any offering of Debt Securities as described in the above resolutions, any of the Authorized Officers, the Secretary or any Assistant Secretary of the Corporation be, and each of them is, hereby authorized, acting singly, to execute and file with the Securities and Exchange Commission a Registration Statement or Registration Statements on Form
S-3 or any other appropriate form with respect to the Debt Securities to be issued pursuant to the foregoing resolutions; such Registration Statement or Registration Statements and further amendments and supplements thereto may be filed from time to time so long as it may appear necessary or desirable to keep the information in the related Prospectus or Prospectuses current;

RESOLVED, that consistent with any action by the Authorized Officers with respect to any offering of Debt Securities as described in the above resolutions, the Authorized Officers be, and each of them is, hereby authorized, acting singly, to negotiate, execute, acknowledge, deliver and perform in the name and on behalf of the Corporation, under corporate seal or otherwise, in such number of counterparts as any of the Authorized Officers shall deem proper, one or more Underwriting or Agency or Distribution Agreements between the Corporation and one or more underwriters or agents in connection with the issuance of Debt Securities having such form and containing such terms and conditions not inconsistent with these resolutions of the Board;

RESOLVED, that consistent with any action by the Authorized Officers with respect to any offering of Debt Securities as described in the above resolutions, the Authorized Officers be, and each of them is, hereby authorized, acting singly, to negotiate, execute, acknowledge, deliver and perform under, in the name and on behalf of the Corporation, under corporate seal or otherwise, in such number of counterparts as any of the Authorized Officers shall deem proper, one or more indentures between the Corporation and trustees selected by an Authorized Officer having such form and containing such terms and conditions not inconsistent with these resolutions of the Board;

RESOLVED, that consistent with any action by the Authorized Officers with respect to any offering at Debt Securities as described in the above resolutions, the Authorized Officers of the Corporation be, and each of them is, hereby authorized, acting singly, to negotiate, execute, acknowledge, deliver and perform under, in the name and on behalf of the Corporation, Debt Securities having such form and containing such terms and conditions not inconsistent with these resolutions of the Board and to deliver such Debt Securities for authentication, countersignature of the Certificate of Authentication and delivery thereof upon the written order of the Corporation signed by any such Authorized Officer;

RESOLVED, that consistent with any action by the Authorized Officers with respect to any offering of Debt Securities as described in the above resolutions, the Authorized Officers, the Secretary and any Assistant Secretary of the Corporation be, and each of them is, hereby authorized, acting singly:

      (1) to make application to the New York Stock Exchange for the listing thereon of such Debt Securities and in connection therewith to execute, in the name and on behalf of the Corporation, and deliver and file, a11 such applications, agreements and other papers as shall be necessary to accomplish such listing (and, in particular, to execute and deliver an indemnification agreement with said Exchange, in such form as shall be required by said Exchange, as a condition to its approval of such listing if facsimile signatures of the duly Authorized Officers of the Corporation are employed for the signature of said Debt Securities on its behalf) and to authorize representatives of the Corporation to appear before the committees or bodies of said Exchange as such appearances may be required, with authority to make changes in said listing application and in the arrangements made in connection therewith which they shall deem necessary or desirable in order to comply with the requirements of such listing; and

        (2) to execute, in the name and on behalf of the Corporation, and to file with the Securities and Exchange Commission and with the New York Stock Exchange applications to register the Debt Securities under the Securities Exchange Act of 1934, as amended, and to execute and file any amendments to such applications, and any other instrument, and to perform any other acts which he or she shall deem necessary in order to accomplish such registration.

RESOLVED, that if it is desirable and in the best interest of the Corporation that its securities be qualified or registered for sale in various states; the Authorized Officers, the Secretary and any Assistant Secretary of the Corporation be, and each of them is, hereby authorized, acting singly, to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Debt Securities of the Corporation as any Authorized Officer or the Secretary or any Assistant Secretary may deem advisable; that the Authorized Officers, the Secretary and any Assistant Secretary be, and each of them is, hereby authorized, acting singly, to perform on behalf of the Corporation any and all such acts as any of them may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and that the execution by any Authorized Officer or the Secretary or any Assistant Secretary of any such paper or document or the doing by any of them of any act in connection with the foregoing matters shall conclusively establish their authority therefore from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken;

RESOLVED, that the Authorized Officers, the Secretary and any Assistant Secretary of the Coportion be, and each of them is, hereby authorized, acting singly, to file, approve, execute, verify, acknowledge, deliver in the name and on behalf of the Corporation, under its corporate seal or otherwise, and perform under any and all notices, certificates, agreements, notes, bonds, debentures, indentures and documents and to take all such further action, including, but not limited to, delegation of the authority granted by this and the foregoing resolutions, to execute and deliver all such further instruments and documents and to pay all such expenses and taxes, as in their judgment shall be necessary, proper or advisable to carry out the intent and accomplish the purposes of each of the foregoing resolutions.